19 December 2024 Fourth Quarter and Fiscal Year 2024 Financial Results & Business Update Exhibit 99.2

© 2024 FuelCell Energy Safe Harbor Statement 2 This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or our future financial performance that involve certain contingencies and uncertainties. The forward-looking statements include, without limitation, statements with respect to the anticipated financial results and statements regarding the plans and expectations regarding the continuing development, commercialization and financing of its current and future fuel cell technologies, the expected timing of completion of the ongoing projects, the expected timing of module replacements, the business plans and strategies, the capacity expansion, the capabilities of the products, the implementation, effect, and potential impact of the restructuring plan, the plan to reduce operating costs, and the markets in which the Company expects to operate. Projected and estimated numbers contained herein are not forecasts and may not reflect actual results. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation: general risks associated with product development and manufacturing; general economic conditions; changes in interest rates, which may impact project financing; supply chain disruptions; changes in the utility regulatory environment; changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation; potential volatility of commodity prices that may adversely affect our projects; availability of government subsidies and economic incentives for alternative energy technologies; risks that the restructuring plan will not result in the intended benefits or savings or will result in unanticipated costs, including but not limited to additional charges and/or higher than expected costs, our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations; our ability to maintain compliance with the listing rules of The Nasdaq Stock Market; rapid technological change; competition; the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue; market acceptance of our products; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; factors affecting our liquidity position and financial condition; government appropriations; the ability of the government and third parties to terminate their development contracts at any time; the ability of the government to exercise - rights with respect to certain of our patents; our ability to successfully market and sell our products internationally; our ability to develop additional commercially viable products; our ability to implement our strategy; our ability to reduce our levelized cost of energy and deliver on our cost reduction strategy generally; our ability to protect our intellectual property; litigation and other proceedings; the risk that commercialization of our new products will not occur when anticipated or, if it does, that we will not have adequate capacity to satisfy demand; our need for and the availability of additional financing; our ability to generate positive cash flow from operations; our ability to service our long-term debt; our ability to increase the output and longevity of our platforms and to meet the performance requirements of our contracts; and our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies, as well as the other risks set forth in the filings with the Securities and Exchange Commission . The forward-looking statements contained herein speak only as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the expectations or any change in events, conditions or circumstances on which any such statement is based. The Company refers to non-GAAP financial measures in this presentation. The Company believes that this information is useful to understanding its operating results and assessing performance and highlighting trends on an overall basis. Please refer to the earnings release and the appendix to this presentation for further disclosure and reconciliation of non-GAAP financial measures. (As used herein, the term refers to generally accepted accounting principles in the U.S.) The information set forth in this presentation is qualified by reference to, and should be read in conjunction with our earnings release for the fourth quarter and fiscal year ended October 31, 2024, filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 19, 2024.

© 2024 FuelCell Energy FuelCell Energy Snapshot 3 What we do A global leader in electrochemical technology 1,2 Enable a world empowered by clean energy Who we are ~500 1969 188 3 Employees 3 Modules in Commercial Operation 4 Founded Continents FCEL HQ 1 Patents held by FuelCell Energy, Inc., and our subsidiary Versa Power Systems, Inc. 2 As of October 31, 2024. 3 As of November 30, 2024. As of October 31, 2024, the Company had 584 employees. 4 As of October 31, 2024; certain sites have multiple platforms. As an example, our 14 MW Derby, CT project site has five SureSource 3000 platforms containing a total of ten modules. U.S. patents covering our fuel cell technology U.S. patents pending 167 375 41 Patents in other jurisdictions covering our fuel cell technology Patents pending in 116 other jurisdictions Our purpose: Listing: NASDAQ Danbury, Connecticut

Key Messages



Two of the six modules installed at GGE during the fourth quarter in Hwaseong-si, Korea



Solid Oxide Electrolysis Platform for delivery to INL

1. Global restructuring, working to build a more efficient company, focused on optimizing for revenue generation and future profitability

2. Continued operational progress
   - Replacement of 6 fuel cell modules for GGE
   - Ameresco biogas project advancing
   - Solid Oxide Electrolysis unit passed Idaho National Laboratory's acceptance testing and is being prepared for delivery

3. Global power demand remains strong, driven by data centers, AI, cryptocurrency growth, more resilient and reliable grids, and carbon recovery and capture

4. Focused on expanding markets, including Korea, and broader platform applications

5. Strong balance sheet management, disciplined capital allocation and cost control; $318M in total cash and investments as of October 31, 2024

FuelCell Energy
© 2024 FuelCell Energy
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Global Restructuring Plan

Focusing Core Technologies on Distributed Power Generation, Grid Resiliency, and Data Center Growth

Realigning resources toward advancing core technologies

- Prioritizing commercially available technologies to reflect changing market opportunities with an updated strategic plan
- Continuing to pursue strategies for CO_2 recovery for food and beverage and industrial uses, along with differentiated joint carbon capture platform development

Offering solutions that can deliver power swiftly to meet the increasing power demand

- Expanding manufacturing capabilities for molten carbonate technology to enable distributed power solutions
- Adding resources necessary to support growing Korean customer base
- Targeting a manufacturing run-rate for fiscal year 2025 at or above the fiscal year 2024 level

Focusing on topline revenue growth and future profitability

- Aiming to protect the company's competitive position amid slower-than-expected investments in clean energy
- Working to reduce total operating costs by ~15% in fiscal year 2025[1], including lower spending on product development and overhead

Reiterating confidence in market potential for solid oxide technology to deliver electrolysis and power generation

- Seeking to develop additional partnerships for solid oxide technology to meet expected market demand for multi-megawatt implementations
- Expecting to demonstrate our solid oxide electrolyzer at Idaho National Laboratory in early calendar 2025, which will provide important third-party validation of performance data

(1) As compared with fiscal year 2024

FuelCell Energy
© 2024 FuelCell Energy
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© 2024 FuelCell Energy Powerhouse Business Strategy 6 Our Existing Platform to Support Growth for the Future Significant Market Opportunities • Invest in commercialization • Extend process leadership • Strengthen our team • Expand geographically • Continue product innovations, including carbon capture and carbon recovery • Deepen participation in the developing hydrogen ecosystem • Diversify our revenue streams by delivering products and services that support the global energy transition • Streamline business operations • Optimize the core business • Drive commercial excellence including building our sales pipeline SCALE INNOVATE FOCUS Clean energy growth company built on proven proprietary large-scale distributed energy platforms to meet significant electric generation opportunity

© 2024 FuelCell Energy Operational Update 7

Large-Scale Distributed Clean Energy Platforms Positioned for Significant Electric Generation Market

	Key Attributes
1 Proven Operating Large-Scale Platforms	• 8 operating platforms > 10+ MWs sites > 180 MWs in total • 7+ year average operating age of large-scale projects • Proven delivery of thermal energy for CHP and Absorption Chilling • Platforms supporting mission critical manufacturing operations • Provide grid resiliency, reliability, and redundancy • Support improved air quality and reduced emissions
2 Leading Position in Fuel Cell Microgrid and Absorption Chilling	• 5 projects installed into microgrids, providing reliable baseload power to the grid and islanding into a microgrid to support critical resources during outages • Contracted by the U.S. Navy to provide microgrid support for a nuclear submarine base • Supporting a community to ensure critical delivery of essential services during a grid outage
3 Integration with Other Generation Assets	• Bridgeport 15 MWs integrated with reciprocating engine that uses steam from our fuel cell platform to drive the turbine • Battery Energy Storage | Gas Turbines | Diesel Gensets | Solar and Wind

Longest Running Double Digit MW Fuel Cell Platforms

Platform	MWs	Years Operating	Microgrid or CHP
GGE	58.8	7	✓
CGNP	25	7	✓
KOSPO	20	7	✓
Noeul Green Energy	20	7	-
SK&E	17.5	7	✓
Bridgeport Fuel Cell Park	15	10	-
Derby	14	2	-
Korea Western Power	10	7	✓



Microgrids and Absorption Chilling

Platform	MWs	Years Operating	Microgrid or Chilling
Pfizer	5.6	7	✓
NavySUBASE	7.4	3	✓
Town of Woodbridge	2.8	7	✓
University of Bridgeport	1.4	7	✓
Santa Rita Jail	1.4	10	✓


Groton Utilities
Fuel Cells
Substation
Buildings
Generators
Distribution Network
C2
Power Plant
Life Support
Waterfront
SUBASE Island
Power Resilience



FuelCell Energy
©2024 FuelCell Energy
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© 2024 FuelCell Energy 9 Despite regulatory efforts, interconnection queues are growing1 : • 2,600+ GW currently in queue in 2024 • 8x increase in queue from 2014 • 2x total installed capacity of 1,280 GW in US Strains on the Grid Need for Distributed Power Average interconnection queue times are increasing 1 Data via www.interconnection.fyi Data Center Hubs 71 months 68 months 51 months 49 months 45 months 41 months 38 months As of April 23, 2024. Active queues only. Source: Public company reports. © 2024 S&P Global. Region SPP NYISO CAISO, West ERCOT, Southeast ISO - NE MISO PJM Duration

Development and Operational Updates

Product Development

- ✓ Carbon capture: Module production for the carbon capture and storage project at the Port of Rotterdam is advancing; expected to ship mid-2025
- ✓ Carbon recovery: Construction completed and commissioning ongoing for carbon recovery plant
- ✓ Electolyzer: first at-scale electrolyzer unit ready to be shipped to Idaho National Laboratory

Product Deployment

US

- Biogas project with Ameresco for Sacramento Sanitation nearing completion

Korea

- 6 modules delivered and installed at GGE
- 36 remaining modules to be manufactured and delivered to GGE in 2025 and 2026

Generation and Service Execution

- Generation portfolio and service activity provides line-of-site to expectation of increased revenue in fiscal 2025
- GGE service contract added to backlog:
  - ~$34 million over 7 years





Carbon Recovery demonstration located in Torrington, CT



Carbon Capture module in Torrington, CT being prepared for shipment to Rotterdam

Generation Fleet Size
(as of October 31)


36.3 MW
62.8 MW
2022
2024

Generation portfolio up 73% from 2022

FuelCell Energy

© 2024 FuelCell Energy

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© 2024 FuelCell Energy Financial Update 11

© 2024 FuelCell Energy Q4 Fiscal 2024 Financial Performance 12 (1) Reconciliation of Adjusted EBITDA to most directly comparable GAAP financial measure is included in the appendix (2) Historic per share information has been adjusted retroactively to reflect the reverse stock split implemented on November 8, 2024 (3) The $318.0M balance is comprised of $148.1M of Unrestricted Cash and Cash Equivalents, $109.1 of Short-Term investments, and $60.8M of restricted cash and cash equivalents Total cash and short-term investment position (includes restricted cash) 3 $318.0M as of October 31, 2024 (Amounts in millions, except per share amounts) Q4 2024 Q4 2023 FY 2024 FY 2023 Total revenue $49.3 $22.5 $112.1 $123.4 Net loss $(39.6) $(29.5) $(156.8) $(108.1) Net loss per share attributable to common stockholders (2) $(2.21) $(2.07) $(7.83) $(7.92) Adjusted EBITDA1 $(25.3) $(30.8) $(101.1) $(102.9)

© 2024 FuelCell Energy Q4 Fiscal 2024 Financial Performance and Backlog 13 $0.14 $0.17 $0.87 $0.84 $0.02 $0.04 $0.11 Q4 2023 Q4 2024 Service Generation Adv. Tech. Product $1.16 $1.03 Revenue Breakdown ($M) Q4 2024 Total Revenue: $49.3 million Gross Loss and Operating Expenses ($M) $(1.5) $(10.9) $(34.9) $(30.1) Q4 2023 Q4 2024 Backlog as of 10/31/2024 ($B) 11% 52% 24% 13% Product Service Generation Advanced Technologies $6.4 $5.6 $25.4 $12.0 Gross Loss Operating Expenses

© 2024 FuelCell Energy Cash and Liquidity 14 Our liquidity position has enabled us to execute on our strategic initiatives through investment in manufacturing and R&D • $318.0M in total cash (including restricted cash and equivalents) and short-term investments as of October 31, 2024 • Sale of ~1.9 million shares of common stock during the 4th quarter resulted in net proceeds of ~$20.8 million Focused on cash management including significant reductions in operating costs Pursuing financing to support commercial activities which includes deployment of modules for the Korea repowering opportunity including GGE • Received net loan proceeds of ~$9.2M from the Export-Import Bank of the United States (EXIM) Liquidity to fund projects in development and commercialization activities 250.0 148.1 159.3 148.1 103.8 109.1 107.8 109.1 49.6 60.8 58.8 60.8 10/31/23 10/31/24 7/31/24 10/31/24 Cash and Equivalents & Short-Term Treasury Securities ($M) Restricted Short-term Investments in U.S. Treasury Securities Unrestricted $403.3 $318.0 $318.0 Year-over-Year Sequential Quarters $326.0

FY25 Investment Targets

Capital Expenditures
Expand manufacturing capacity
Target Range: $20M to $25M

- Calgary, Canada
  - Continued solid oxide production capacity expansion
- Torrington, CT
  - Completion of carbon recovery test unit


$6.4
$21.1
$39.3
$47.7
$20-$25
FY2021
FY2022
FY2023
FY2024
FY2025E

R&D Expenditures
Accelerate Commercialization of Advanced Technologies Solutions
Target Range: $40M to $45M

- Continued improvement of fuel cell stack design and life
- Enhance our solid oxide module design to enhance our ability to compete for large-scale infrastructure projects
- Advancing commercial demonstrations of carbon capture and carbon recovery platforms


$11.3
$34.5
$61.0
$55.4
$40-$45
FY2021
FY2022
FY2023
FY2024
FY2025E

FuelCell Energy
© 2024 FuelCell Energy
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© 2024 FuelCell Energy Thank you 16

© 2024 FuelCell Energy Appendix 17

GAAP to Non-GAAP Reconciliation

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss

	Three Months Ended October 31,		Year Ended October 31,	
(Amounts in thousands)	2024	2023	2024	2023
Net loss	$ (39,600)	$ (29,458)	$ (156,778)	$ (108,056)
Depreciation and amortization (1)	8,782	6,716	36,171	25,375
Provision for income taxes	23	-	25	581
Other (income) expense, net (2)	(983)	(4,508)	2,295	(4,724)
Gain on extinguishment of finance obligations and debt, net(4)	-	-	-	(15,337)
Interest income	(2,994)	(4,731)	(13,720)	(15,795)
Interest expense	2,522	2,321	9,690	7,247
EBITDA	$ (32,250)	$ (29,660)	$ (122,317)	$ (110,709)
Stock-based compensation expense	2,537	2,957	11,764	11,954
Unrealized loss (gain) on natural gas contract derivative assets (3)	1,808	(4,127)	6,880	(4,127)
Restructuring	2,562	-	2,562	-
Adjusted EBITDA	$ (25,343)	$ (30,830)	$ (101,111)	$ (102,882)

Includes depreciation and amortization on our Generation portfolio of $6.9 million and $28.2 million for the three months and year ended October 31, 2024, respectively, and $5.4 million and $20.3 million for the three months and year ended October 31, 2023, respectively. Other (income) expense, net includes gains and losses from transactions denominated in foreign currencies, interest rate swap income earned from investments and other items incurred periodically, which are not the result of the Company's normal business operations.

Other (income) expense, net includes gains and losses from transactions denominated in foreign currencies, interest rate swap income earned from investments and other items incurred periodically, which are not the result of the Company's normal business operations.

The Company recorded a mark-to-market net loss of $1.8 million and $6.9 million for the three months and year ended October 31, 2024, respectively, related to natural gas purchase contracts, and $4.1 million for the three months and year ended October 31, 2023, as a result of net settling certain natural gas purchases under previous normal purchase normal sale contract designations, which resulted in a change to mark-to-market accounting. These losses are classified as Generation cost of sales.

The gain on extinguishment of finance obligations and debt, net was $15.3 million for the year ended October 31, 2023 and represents a one-time gain on the payoff of the PNC finance obligations in conjunction with a new project financing facility entered into in May 2023.

Financial results are presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA are non-GAAP measures of operations and operating performance by the Company.

These supplemental non-GAAP measures are provided to assist readers in assessing operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of the Company with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges, non-cash (gain) loss on derivative instruments and other unusual items, which are considered either non-cash or non-recurring.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

FuelCell Energy
© 2024 FuelCell Energy
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© 2024 FuelCell Energy Service Business Profile for Module Replacement 19 Completed a multi-year fleet upgrade • Replaced ~30 MW of modules over the past 3 years in our service business Have entered a lighter module replacement cycle based on deployment of longer stack life modules Additional opportunities for LTSAs exist in Korea with current Korea Fuel Cell customers Note: Quarters shown are fiscal quarters for fiscal years ending October 31st * The planned replacement will involve installing a used module from inventory Projects with LTSA Size of Plant (MW) Module Restack Quantity Est. Date of Next Module Restack Pepperidge Farm - 1 1.4* 1 Q2-2025 United Illuminating - New Haven 2.8 2 Q2-2025 City of Tulare 2.8 2 Q3-2026 United Illuminating - Seaside 2.8 2 Q4-2026 United Illuminating - Glastonbury 2.8 2 Q4-2027 E.ON - Friatec 1.4 1 Q4-2027 E.ON - Radisson 0.4 1 Q1-2028 Pepperidge Farm - 2 1.4 1 Q3-2028 KOSPO 2.5 2 Q3-2028 University of Bridgeport 1.4 1 Q3-2028 KOSPO 2.5 2 Q3-2029 United Illuminating - Woodbridge 2.2 2 Q1-2030 KOSPO 2.5 2 Q1-2030 KOSPO 10 4 Q2-2030 Trinity College 1.4 1 Q3-2030 KOSPO 2.5 2 Q3-2030 Noeul Green Energy 20 16 Q4-2030 Total under LTSA 60.8 45

FuelCell Energy Operating Portfolio Overview

Generation Operating Portfolio as of October 31, 2024

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	Actual Commercial Operation Date [2]	PPA Term (Years)
Central CT State University ("CCSU")	CCSU (CT University)	New Britain, CT	1.4	Q2 '12	15
Riverside Regional Water Quality Control Plant	City of Riverside (CA Municipality)	Riverside, CA	1.4	Q4 '16	20
Pfizer, Inc.	Pfizer, Inc.	Groton, CT	5.6	Q4 '16	20
Santa Rita Jail	Alameda County, California	Dublin, CA	1.4	Q1 '17	20
Bridgeport Fuel Cell Project	Connecticut Light and Power (CT Utility)	Bridgeport, CT	14.9	Q1 '13	15
Tulare BioMAT	Southern California Edison (CA Utility)	Tulare, CA	2.8	Q1 '20	20
San Bernardino	San Bernardino Municipal Water Dept.	San Bernardino, CA	1.4	Q3 '21	20
LIPA Yaphank Project	PSEG/LIPA, LI NY (Utility)	Long Island, NY	7.4	Q1 '22	18
Groton Project	CMEEC (CT Electric Co-op)	Groton, CT	7.4	Q1 '23	20
Toyota	Southern California Edison, Toyota	Los Angeles, CA	2.3	Q1'24	20
Derby - CT RFP-2	Eversource/United Illuminating (CT Utilities)	Derby, CT	14.0	Q1'24	20
Derby (SCEF)	Eversource/United Illuminating (CT Utilities)	Derby, CT	2.8	Q1'24	20
Total MW Operating			62.8		

[1] Rated capacity is the platform's design rated output as of the date of initiation of commercial operations, except with respect to the Groton Project which did not achieve its design rated output of 7.4 MW until December 2023

[2] Quarters for Actual Commercial Operation Date refer to FuelCell Energy fiscal quarters

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© 2024 FuelCell Energy
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